Exhibit 99.1

Sacks Parente Golf, Inc. Announces Pricing of Initial Public Offering

Camarillo, CA., August 15, 2023 – Sacks Parente Golf, Inc. (SPGC), (the Company), a technology-forward golf company, with a growing portfolio of golf products, including putting instruments, golf shafts, golf grips, and other golf-related products, today announced the pricing of its initial public offering of its 3,200,000 common shares at a price of $4.00 per share, for gross proceeds of approximately $12,800,000 before deducting underwriting discounts, commissions and offering expenses. The common shares are expected to begin trading on the Nasdaq Capital Market under the ticker symbol “SPGC” on August 15, 2023, and the offering is expected to close on August 17, 2023, subject to customary closing conditions.

The net proceeds from the initial public offering will be for new opportunities and expansion into Asia, to fund marketing and professional tour related expenses, to repay debt, pay accrued compensation, and the remainder to fund manufacturing expansion, and for working capital and general corporate purposes.

The Benchmark Company, LLC is the sole bookrunning manager in connection with the offering.

The Securities and Exchange Commission (the “SEC”) declared effective a registration statement on Form S-1 relating to the shares on August 11, 2023. The offering is being made only by means of a prospectus. A final prospectus related to the offering will be filed and made available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus may be obtained, when available, from The Benchmark Company, LLC, 150 E 58th Street, 17th floor, New York, NY 10155, or by telephone at (212) 312-6700, or by email at prospectus@benchmarkcompany.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sacks Parente Golf

Sacks Parente Golf, Inc. is a technology-forward golf company, with a growing portfolio of golf products, including putting instruments, golf shafts, golf grips, and other golf-related products. The Company’s innovative accomplishments include: the First Vernier Acuity putter, patented Ultra-Low Balance Point (ULBP) putter technology, weight-forward Center-of-Gravity (CG) design while pioneering ultra-light carbon fiber putter shafts. In consideration of its growth opportunities in shaft technologies, in April of 2022, the Company expanded its manufacturing business to include advanced premium golf shafts by opening a new shaft manufacturing facility in St. Joseph, MO. It is the Company’s intent to manufacture and assemble substantially all products in the United States. The Company anticipates expansion into golf apparel and other golf-related product lines to enhance its growth. The Company’s future expansions may include broadening its offerings through mergers, acquisitions or internal developments of product lines that are complementary to its premium brand. The Company currently sells its products through resellers, the Company’s websites, and distributors in the United States, Japan, and South Korea.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Company:
Steve Handy, CFO
Sacks Parente Golf, Inc.
Email: investors@sacksparente.com
www.sacksparente.com

Investor Relations:
CORE IR
Email: investors@sacksparente.com
Phone: (516)222-2560
www.coreir.com